Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-281451) and Form S-8 (Nos. 333-291868, 333-285382, 333-279962, 333-265377, 333-238895, 333-237036, 333-233758, 333-230103, 333-223497, 333-216543, 333-210050, 333-202765, 333-199860) of Xenon Pharmaceuticals Inc. of our report dated February 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 26, 2026